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                                   EXHIBIT 11
                             CRAGAR INDUSTRIES, INC.
                   Schedule of Computation of Earnings Per Share
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EARNINGS PER SHARE

                                                              Three Months Ended June 30,              Six Months Ended June 30,
                                                          --------------------------------         --------------------------------
                                                              2000                 1999               2000                 1999
                                                          -----------           ----------         -----------           ----------
Income from continuing operations

Income before extraordinary item\                         $ 1,619,289           $   57,210         $ 1,521,389          $   157,665
Less:  Preferred Stock Dividends in Arrears                  (371,875)             (39,375)           (371,875)             (78,750)
                                                          -----------           ----------         -----------           ----------
Income available to Common Stockholders                   $ 1,247,414           $   17,835         $ 1,149,514           $   78,915
                                                          ===========           ==========         ===========           ==========
Basic EPS - Weighted Average
       Shares  Outstanding                                  2,456,990            2,453,990           2,456,990            2,453,990
                                                          ===========           ==========         ===========           ==========

Basic Earnings Per Share                                  $      0.51           $     0.01         $      0.47           $     0.03
                                                          ===========           ==========         ===========           ==========

Basic EPS - Weighted Average
       Shares  Outstanding                                  2,456,990            2,453,990           2,456,990            2,453,990

Effect of Diluted Securities:
       Stock Options and Warrants                           1,846,111            1,771,111           1,846,111            1,771,111
       Convertible Preferred Stock                            792,620              781,721             792,620              781,721
                                                          -----------           ----------         -----------           ----------

Diluted EPS - Weighted Average
       Shares Outstanding                                   5,095,721            5,006,822           5,095,721            5,006,822
                                                          ===========           ==========         ===========           ==========

Diluted Earmings Per Share                                        .24            $      -                  .23           $     0.02
                                                          ===========           ==========         ===========           ==========
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